Exhibit 5.1

Our ref: 356/MRH/12653.0014 Your ref:

1 October 2018

NuCana plc

77 78 Cannon Street

London

England

EC4N 6AF

Dear Sirs

NuCana plc Registration Statement on Form F-3 – Exhibit 5.1

1.	Background

1.1

We have acted as English legal advisers to NuCana plc, a public limited company incorporated in England and Wales (the “Company”), in connection with the preparation and filing of the registration statement on Form F-3 to which this opinion letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

1.2	The Registration Statement relates to the issuance and sale by the Company from time to time, of a currently indeterminate number of:

1.2.1	ordinary shares in the Company, each having a nominal value of £0.04 (the “Offering Shares”);

1.2.2	debt securities (the “Debt Securities”);

1.2.3	warrants;

1.2.4	rights; and

1.2.5	units,

as may from time to time be offered and sold at currently indeterminate prices by the Company pursuant to the Registration Statement with the aggregate offering price not to exceed US $400,000,000. The Offering Shares are to be offered or sold in the form of American Depositary Shares (the “ADSs”). Each ADS represents one (1) Offering Share. The Debt Securities are to be issued under the Indentures (as defined below), the forms of which will be filed as exhibits to the Registration Statement.

1.3

We understand that none of: (i) the Offering Shares; or (ii) the Debt Securities are, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

1.4	We note that the Registration Statement includes:

1.4.1

a base prospectus (the “Base Prospectus”) relating to the Offering Shares, the Debt Securities and the other securities listed therein as may from time to time be offered, issued and sold at currently indeterminate prices by the Company with the aggregate offering price not to exceed US $400,000,000, which Base Prospectus may be supplemented in the future by one or more prospectus supplements; and

1.4.2

a sales agreement prospectus supplement to the Base Prospectus relating to the offering, issuance and sale of an amount of ADSs representing such Offering Shares with an aggregate offering price not to exceed US $100,000,000 that may be issued and sold under a sales agreement between the Company and Cowen and Company, LLC dated 1 October 2018 (the “Sales Agreement”).

2.	Examination and enquiries

2.1	For the purpose of giving this opinion letter, we have examined:

2.1.1	the Registration Statement;

2.1.2

a certificate dated 1 October 2018 (the “Reference Date”) signed by the company secretary of the Company (the “Officer’s Certificate”) relating to certain factual matters as at the Reference Date and having annexed thereto copies (certified by the company secretary as being true, complete, accurate and in the case of the memorandum of association and articles of association, up-to-date) of the following documents:

2.1.2.1

the Company’s certificate of incorporation dated 28 January 1997, certificate of incorporation on change of name dated 28 April 2008, certificate of incorporation on re-registration as a public limited company dated 29 August 2017, memorandum of association, current articles of association adopted pursuant to a special resolution of the Company’s shareholders passed on 14 September 2017 and effective as of 2 October 2017, and an agreement affecting the Company’s constitution dated 14 September 2017;

2.1.2.2

a minute of the general meeting of the Company held on 27 June 2018 at which certain shareholder resolutions were passed (the “Shareholder Resolutions”), including the resolutions providing a general authority to allot and disapplying statutory pre-emption rights in respect of the allotment of shares or the grant of rights to subscribe for or convert into shares up to an aggregate nominal amount of £640,000 (the “General Authorities”);

2.1.2.3

written resolutions of the board of directors of the Company passed on 29 September 2018 which resolved, inter alia, to approve the filing of the Registration Statement with the Securities and Exchange Commission (the “Board Resolutions”), the Board Resolutions together with the Shareholder Resolutions being the “Corporate Approvals”);

2.1.3	the form of senior indenture filed as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”);

2.1.4	the form of subordinated indenture filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture”, together with the Senior Indenture (the “Indentures”)); and

2.1.5	the Sales Agreement.

2.2	For the purpose of giving this opinion letter, we have:

2.2.1	at 10:07 a.m, London time, on 1 October 2018 made an online search of the register kept by the Registrar of Companies in respect of the Company (the “Company Search”); and

2.2.2

at 10:04 a.m., London time, on 1 October 2018 carried out an online search at the Companies Court in London of the Central Registry of Winding-up Petitions with respect to the Company (the “Winding-up Search”, and together with the Company Search, the “Searches”).

3.	Assumptions

3.1	In giving this opinion letter we have assumed:

3.1.1	the genuineness of all signatures, seals and stamps;

3.1.2	that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold;

3.1.3	the authenticity and completeness of all documents submitted to us as originals;

3.1.4	the conformity with the original documents of all documents reviewed by us as drafts, specimens, pro formas or copies and the authenticity and completeness of all such original documents;

3.1.5	the accuracy as to factual matters of each document we have reviewed, including, without limitation, the accuracy and completeness of all statements contained in the Officer’s Certificate;

3.1.6

that the meeting referred to in paragraph 2.1.2.2 was duly convened, constituted and held in accordance with all applicable laws and regulations and that the written resolutions referred to in paragraph 2.1.2.3 were duly passed in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified number or quorum of directors or, as the case may be, shareholders was be present in each case throughout the shareholder meeting and voted in favour of the resolutions (written or otherwise); and that, in the case of a board written resolution, each provision contained in the Companies Act 2006 or the then applicable articles of association of the Company relating to the declaration of directors’ interests or the power of interested directors to vote was duly observed;

3.1.7

that the minutes referred to in paragraph 2.1.2.2 are a true record of the proceedings of the shareholder meeting and that each resolution recorded in those minutes, and in the written resolutions referred to in paragraph 2.1.2.3, has not been and will not be amended, rescinded or superseded and remains or will remain in full force and effect;

3.1.8	the Registration Statement, as finally amended, has become effective under the Securities Act;

3.1.9

an appropriate prospectus supplement with respect to each of: (i) the Offering Shares; and (ii) the Debt Securities, has been prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder;

3.1.10	the Offering Shares will be sold or issued in accordance with a duly authorised, executed and delivered sales or similar agreement;

3.1.11

that each party to each of the Indentures (other than the Company) will have the capacity to enter into and deliver, and to exercise its rights and perform its obligations thereunder, will have taken all necessary corporate action to authorise that entry, delivery, exercise and performance, and will not be prohibited by any applicable law from that entry, delivery, exercise and performance;

3.1.12	that each of the Indentures will be duly executed by or on behalf of each party to it;

3.1.13

that each of the Indentures will be unconditionally delivered by all of the parties to it and not subject to any escrow or similar arrangement and that all conditions precedent to each Indenture becoming effective will have been met or waived;

3.1.14

that the Debt Securities when issued will be accurately and properly completed, duly authorised, executed and delivered on behalf of the Company and authenticated, issued and paid for and registered in the register of holders of the Debt Securities maintained for this purpose, in each case in accordance with the relevant Indenture, the then operative articles of association of the Company and all applicable laws (for the avoidance of doubt, as in force at all relevant times);

3.1.15

that each Indenture and the Debt Securities, and the obligations created by them, constitute the legal, valid, binding and enforceable obligations of each of the parties to them under the laws by which they are expressed to be governed; and that the Indentures and the Debt Securities will remain in full force and effect at all relevant times and, in the case of the Indentures, in the form examined by us;

3.1.16	that the choice of laws by which the Indentures and the Debt Securities are expressed to be governed is valid under the chosen laws;

3.1.17

the directors of the Company, including any pricing committee or other appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the allotment and issue of the Offering Shares, the Debt Securities and related matters;

3.1.18

that the directors of the Company acted or will act in accordance with ss171 to 174 Companies Act 2006 in approving the resolutions recorded in the Board Resolutions and that all actions to be carried out by the Company pursuant to the Corporate Approvals are or will be in its commercial interests;

3.1.19

the issue or sale of the Offering Shares and the Debt Securities does not violate the then operative articles of association of the Company, including without limitation, any borrowing limits or any limits on the granting of security imposed by such articles of association;

3.1.20

that no agreement, document or obligation to or by which the Company (or its assets) is a party or bound and no injunction or other court order against or affecting the Company would be breached or infringed by the matters contemplated by the performance of the actions to be carried out pursuant to, or any other aspect of, the Corporate Approvals, including without limitation the execution and delivery of the Indentures;

3.1.21

that (i) the information disclosed by the Searches was then complete, up to date and accurate in all respects and has not since been altered or added to, and (ii) the Searches did not fail to disclose any information relevant for the purposes of this opinion letter;

3.1.22

that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in paragraph 2.1 or which have not been disclosed to us that may affect the validity or enforceability of the documents listed in paragraph 2.1 or any obligation therein or otherwise affect the opinions expressed in this opinion letter;

3.1.23	that the Company is and will at all relevant times remain in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations;

3.1.24

that all consents, licences, approvals, authorisations, notices, filings and registrations that are necessary under any applicable laws or regulations in order to permit the performance of the actions to be carried out pursuant to the Corporate Approvals have been or will be duly made or obtained and are, or will be, in full force and effect;

3.1.25

that there are no provisions of the laws of any jurisdiction outside England that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside England may be relevant to this opinion letter, such laws have been and will be complied with; and

3.1.26

that the aggregate nominal value of Offering Shares to be issued and allotted in connection with the Offering will not exceed £640,000, and that all Offering Shares will be issued and allotted pursuant to the authority and power granted to the directors of the Company under the Shareholder Resolutions and that the General Authorities have not been and will not be used other than by the allotment of Offering Shares.

4.	Opinion

4.1	Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

4.1.1

the Company is a public limited company duly incorporated under English law, noting that the Searches revealed no order or resolution for the winding-up of the Company and no notice of the appointment of a receiver, administrative receiver or administrator in respect of it or any of its assets;

4.1.2

the Offering Shares will, when the names of the holders of such Offering Shares are entered into the register of members of the Company and subject to the receipt by the Company of the aggregate issue price in respect of all the Offering Shares, be validly issued, fully paid and no further amount may be called thereon; and

4.1.3	the Company has the corporate capacity to enter into and deliver the Indentures.

4.2	This opinion is strictly limited to the matters expressly stated in this paragraph 4 and is not to be construed as extending by implication to any other matter.

5.	Reservations

5.1	The opinions given in this opinion letter are subject to the following reservations:

5.1.1

for the purposes of giving this opinion letter, we have examined and relied on those documents and made those searches and enquiries as we have considered appropriate, including such documents and searches and enquiries set out in paragraphs 2.1 and 2.2 respectively;

5.1.2

we have made no enquiry, and express no opinion, as to any matter of fact. As to matters of fact which are material to this opinion letter, we have relied entirely and without further enquiry on statements made in the documents listed in paragraph 2.1;

5.1.3

we express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the Registration Statement or the transactions contemplated thereby;

5.1.4

this opinion letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion;

5.1.5

the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court and the Searches may not reveal whether insolvency proceedings have been commenced in jurisdictions outside England and Wales;

5.1.6

the opinions set out in this opinion letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory; and

5.1.7

it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

6.	Law

6.1

This opinion letter and any non-contractual obligations arising out of or in connection with this opinion letter shall be governed by, and construed in accordance with, English law. Such choice of governing law is without prejudice to the requirements of the Securities Act.

6.2

This opinion letter relates only to English law (being for these purposes, except to the extent we make specific reference to an English law “conflict of law” (private international law) rule or principle, English domestic law on the assumption that English domestic law applies to all relevant issues) as applied by the English courts as at today’s date, including the laws of the European Union to the extent having the force of law in England.

6.3

We express no opinion as to, and we have not investigated for the purposes of this opinion letter, the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Company, any document or any other matter contemplated by any document would or might affect this opinion letter.

7.	Disclosure and reliance

7.1

This opinion letter is addressed to you in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” of the prospectus contained in Part I of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the Rules.

7.2

Other than for the purpose set out above in paragraph 7.1, this opinion letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

/s/ Bristows LLP
Bristows LLP